SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2006
 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1400 West 400 North
Orem, UT 84057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                Changes in Registrant’s Certifying Accountant

On October 19, 2006 (the “Dismissal Date”), in connection with the change in control of Better Biodiesel, Inc. (the “Registrant”), as disclosed in the 8-K filed September 29, 2006, the Registrant dismissed Schumacher & Associates, Inc. (“Schumacher”), the independent registered public accounting firm previously engaged as the principal accountant to audit the Registrant’s financial statements. Schumacher had provided a report on Form 10-KSB for the Registrant’s financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 and for all subsequent interim periods through the Dismissal Date (“Schumacher’s Engagement Period”). Schumacher’s reports did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principals for the fiscal years ended December 31, 2005 and December 31, 2004 and for all interim periods during Schumacher’s Engagement Period up and until the Dismissal Date. The Registrant’s board of directors approved the dismissal of Schumacher.

Additionally, during the period for the fiscal years ended December 31, 2005 and December 31, 2004 and all subsequent interim periods during Schumacher’s Engagement Period, the Registrant had no disagreements with Schumacher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of Schumacher, would have caused it to make reference thereto in the reports regarding the Registrant’s financial statements during such period. Schumacher did not advise the Registrant of any “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-B.

Item 9.01                Financial Statements and Exhibits

(a)           Financial statements:

None required

(d)           Exhibits:

The Registrant shall provide the former accountant with a copy of the disclosures it is making in response to this Item and shall request the former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. The Registrant shall file this letter in an Amended 8-K within 2 days of its receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 24, 2006

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Ron Crafts Chief Executive Officer